UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2007

BLACKMONT RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-135882	98-04994005
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

609-475 Howe Street Vancouver, B.C.	V6C 2B3
(Address of principal executive offices)	(Zip Code)

(Registrant's telephone number, including area code) 604-682-1643

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Laird Exploration Ltd.

On June 1, 2007, the Company entered into an agreement (the “Agreement”) with Laird Exploration Ltd. (“Laird”), whereby the Company engaged Laird for the purpose of obtaining consulting advice with respect to exploration management and mineral property development pertaining to the Company’s business, with respect to mineral property discovery and development.

Under the terms of the Agreement, Laird shall act as consultant to the Company, providing services that include, but not limited to, assisting Company staff in designing, permitting, and budgeting exploration programs, hiring and supervising a field crew, coordinating and performing the agreed on exploration programs, interpretation, compilation, and preparation of maps and reports, evaluation of exploration programs, discussions with the Company’s staff and related field examinations, participation in the Company’s promotional events and community relations, and other assistance as may be specified or requested by the Company. In consideration of the above, the Company will pay Laird $500 per day for work performed during the term of the engagement.

The term of the engagement is three months commencing June 1, 2007.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Shell company transactions. Not applicable.

(d)	Exhibits

Exhibit No.	Description

10.1	Services Agreement dated June 1, 2007, entered into by and among the Company, Laird Exploration Ltd., and the individuals signatory thereto.*

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blackmont Resources, Inc.

Date: June 20, 2007	By:	/s/ Lorne Chomos
Lorne Chomos
Chief Executive Officer